EXHIBIT 10.3

EXECUTION COPY

SIDE LETTER (PREFERRED SUPER MAJORITY)

This Side Letter (the "Side Letter") is entered into on November 21, 2012, by and among Midway Gold Corp.(the "Company") and the Investors.  Reference is made to those certain Share Purchase Agreements, dated as of the date hereof (the "Purchase Agreements"), by and among the Company and the investors listed on the signature pages attached thereto (the “Investors”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreements or the Company’s Articles.

1.           From the Closing Date and for so long as the Preferred Governance Majority exists (the “Designation Period”), the Preferred Governance Majority shall have the right to designate one (1) director nominee for election to be a member of the Board of Directors of the Company (the "Board") at each annual or special meeting of shareholders of the Company or action by written consent of shareholders at which directors will be elected (each director to the Board designated pursuant to this Side Letter, a "Preferred Holder Director"). The Preferred Holder Director shall be qualified to serve as a director of the Company.  Each Preferred Holder Director elected shall be a member of the Board until the next annual shareholders meeting or until such Preferred Holder Director ceases to hold office by reason of death, resignation, removal, or disqualification, in each case in accordance with the Company's Articles and the provisions set forth in this Side Letter that are not inconsistent with the Company’s Articles.  The Preferred Governance Majority shall not be deemed to owe any fiduciary duties to the Company or any of its shareholders by reason of any terms of this Side Letter.

2.           Nathaniel Klein shall be nominated as the initial Preferred Holder Director to be elected to the Board at the next annual shareholders meeting.

3.           During the Designation Period, the Company shall include the designee of the Preferred Governance Majority as a Preferred Holder Director as the Company's nominee for election as a director at each annual or special meeting of shareholders of the Company or action by written consent of stockholders at which directors will be elected.  The Company shall recommend that the Company's shareholders vote, and shall solicit proxies, in favor of the election of the designee by the Preferred Governance Majority for a Preferred Holder Director at such annual or special meeting or by such written consent, and the Company shall otherwise support such designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.  The Preferred Governance Majority shall not be subject to compliance with any advance notice requirements set forth in the Company's Articles in connection with the terms and provisions set forth in this Side Letter.

4.           Any vacancy created by the death, resignation, removal or disqualification of any Preferred Holder Director shall only be filled by an eligible person designated by the Preferred Governance Majority to be a nominee in accordance with this Side Letter unless the Preferred Super Majority agrees otherwise.  If a person designated by the Preferred Governance Majority to be a Preferred Holder Director is not a Preferred Holder Director because of such person's death, disability, disqualification, withdrawal as a Preferred Holder Director or is for any other reason unavailable or unable to serve on the Board, the Preferred Governance Majority shall be entitled to promptly designate another person to be a Preferred Holder Director in accordance with the applicable provisions of this Side Letter and such vacancy shall not be filled prior to the designation of an individual by the Preferred Governance Majority.  The Preferred Holder Director may resign from the Board at any time without notice.  If the position of Preferred Holder Director is vacant and the Preferred Governance Majority designates a person for a Preferred Holder Director, the Board shall appoint such person to the Board as the Preferred Holder Director to serve on the Board until his or her term expires at the next annual shareholders meeting.

5.           Each Preferred Holder Director that satisfies applicable criteria and requirements (if any) under applicable law and listing standards of the Company’s Primary Eligible Market or, if the Primary Eligible Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded in respect of a

Board committee or sub-committee, shall have the right to serve on such committee and sub-committee of the Board.

6.           The Company hereby renounces, to the extent permitted by applicable law, any interest, expectancy or right of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An "Excluded Opportunity" is any matter, transaction, interest or opportunity that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (a) any Preferred Holder Director who is not an employee of the Company or any of its Subsidiaries, or (b) the Preferred Governance Majority or any direct or indirect partner, member, director, shareholder, employee or agent of the Preferred Super Majority, other than someone who is an employee of the Company or any of its Subsidiaries (collectively, "Covered Persons"), unless (i) such matter, transaction, interest or opportunity is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a Preferred Holder Director or (ii) where the Covered Person is not the Preferred Holder Director, such matter, transaction, interest or opportunity is presented to, or acquired, created or developed by, or otherwise comes into the possession of, the Preferred Holder Director expressly and solely in its capacity as a Preferred Holder Director and its existence is disclosed or conveyed to the Covered Person expressly and solely by the Preferred Holder Director.

7.           During such time and as long as the Preferred Governance Majority has designated a Preferred Holder Director to the Board and such Preferred Holder Director is a member of the Board, in each case, in accordance with and pursuant to the terms of this Side Letter, the Board shall approve the declaration and issuance of any securities, including without limitation any Preferred Shares, Conversion Shares and Dividend Shares, pursuant to and in accordance with Rule 16b-3 promulgated under the 1934 Act, as amended, (or a successor rule thereto) for the purpose of making such securities exempt from the provisions of Section 16(b) of the 1934 Act.

8.           In the event the size of the Board is increased beyond 7 members, the Preferred Governance Majority shall have the right to designate one additional (1) director nominee for each increase beyond 7 members for election to be a member of the Board (each such director to the Board designated pursuant to this Side Letter, an "Additional Preferred Holder Director").  Increases to the Board beyond seven members shall occur in increments of two where one of the new Directors shall be a nominee designated by the Preferred Governance Majority. The provisions of this Side Letter shall apply mutatis mutandis to such Additional Preferred Holder Director as thought they were a Preferred Holder Director.

9.           At the next annual or special meeting of shareholders of the Company, the Company shall seek shareholder approval (the "Shareholder Approval") of those provisions of the Company’s Articles that will permit the Preferred Super Majority to (a) formally elect a Class A Preferred Director as provided in Article 26.2(4) of the Company’s Articles and (b) have the preferential board nomination and election rights as provided in Article 26.7(3) of the Company’s Articles ((a) and (b), collectively, the “Preferred Resolutions”).  The Company shall use commercially reasonable efforts to obtain Shareholder Approval to the Preferred Resolutions, including but not limited to soliciting proxies therefor, and ensuring that the Board supports and recommends the Preferred Resolutions in all statements (either written or oral), at each annual or special meeting of shareholders of the Company until such Preferred Resolutions have been adopted.  For greater certainty, in the event the Preferred Resolutions do not receive Shareholder Approval at the next annual or special meeting of the Company, the Company shall seek Shareholder Approval for the Preferred Resolutions at each annual or special meeting of shareholders of the Company until such Preferred Resolutions have been adopted, and the Company shall otherwise support such Preferred Resolutions in a manner no less rigorous and favorable than the manner in which the Company supports other resolutions proposed by the Board.

10.           The Company agrees to select Martin Hale or his designee as a member of the nominating committee and compensation committee of the Board of Directors until the earlier of (i) his no longer serving on the Board or (ii) all obligations under this Side Letter shall have been satisfied in full.  The Company hereby undertakes to strike a committee of the Board as and from Closing made up of three non executive directors, one of whom will be either Martin Hale or upon his election to the board the Preferred Holder Director, and the Chief Executive Officer of the Company (CEO), whose mandate shall be to review and approve the annual business and financing plans and capital and operating budgets (and any modifications of, or deviations from such plans or budgets). The mandate of the committee shall stipulate that any and all approvals of the committee relating to such plans and budgets must be unanimous. The mandate shall further provide that in the event that unanimous approval of the committee is not obtained Martin Hale or the Preferred Holder Director, as the case may be, and the CEO of the Company shall cooperate and work together in good faith to resolve any issues that the committee has identified as an impediment to their unanimous approval.

11.           To facilitate the appointment on Closing of Martin Hale as a director, Nathanial Klein shall resign as a director on the Closing Date and Martin Hale shall be appointed as a director by the Board in his place. Mr. Klein shall serve as an observer to the Board from his resignation until his election as the initial Preferred Holder Director at the next annual general meeting of the Company.

12.           This Side Letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of all courts, federal and state, located in the City of New York for the adjudication of any dispute arising hereunder.  This Side Letter may not be amended or waived except in writing, by a document executed by the Company and the Investors.

13.           This Side Letter may be executed in two (2) or more counterparts, together constituting one (1) agreement, and may be executed by facsimile, having the same force as if originally executed.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party to this Side Letter has caused their respective signature page to this Side Letter to be duly executed as of the date first written above.

COMPANY:

MIDWAY GOLD CORP.

By:
Name: Kenneth Brunk
Title: Chief Executive Officer

[Signature Page to Side Letter]

IN WITNESS WHEREOF, each party to this Side Letter has caused their respective signature page to this Side Letter to be duly executed as of the date first written above.

BUYER:

HCP-MID, LLC

By:
Name: Martin M. Hale, Jr.
Title: Hale Fund Management, LLC,
Managing Member

[Signature Page to Side Letter]

IN WITNESS WHEREOF, each party to this Side Letter has caused their respective signature page to this Side Letter to be duly executed as of the date first written above.

BUYER:

EREF-MID II, LLC

By:
Name: Martin M. Hale, Jr.
Title: Hale Fund Management, LLC,
Managing Member

[Signature Page to Side Letter]

IN WITNESS WHEREOF, each party to this Side Letter has caused their respective signature page to this Side Letter to be duly executed as of the date first written above.

BUYER:

INV-MID, LLC

By:
Name: Martin M. Hale, Jr.
Title: Hale Fund Management, LLC,
Managing Member

[Signature Page to Side Letter]